UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

QLT Inc.
 (Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C. Canada,	V5T 4T5
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 29, 2010, Dipak Panigrahi, M.D., age 38, was appointed Senior Vice President, Research & Development and Chief Medical Officer of QLT Inc. (the “Company”). Dr. Panigrahi reports to Robert L. Butchofsky, President and Chief Executive Officer. There is no arrangement or understanding between Dr. Panigrahi and any other person pursuant to which Dr. Panigrahi was selected for his new position with the Company. There are no transactions in which Dr. Panigrahi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

From July 2009 until April 2010, Dr. Panigrahi was Vice President, Glaucoma Development at Alcon Laboratories, Inc. (a subsidiary of Alcon, Inc. (“Alcon”)), which performs selling, marketing and distribution activities in the United States for Alcon’s line of pharmaceuticals, surgical equipment, devices and products related to diseases and disorders of the eye. From 2007 to July 2009, Dr. Panigrahi was Director of Ophthalmology at Merck & Co., Inc., a global health care company that develops and markets medicines and vaccines. From 2005 to 2007, Dr. Panigrahi was a general ophthalmologist in private practice. Dr. Panigrahi also conducted clinical research while a staff ophthalmologist at the Scheie Eye Institute at the University of Pennsylvania in Philadelphia, PA and The Georgetown-Washington Hospital Center. Additionally, from 2006 to 2007, Dr. Panigrahi was a regional speaker on dry eye and ocular inflammation for Ista Pharmaceuticals, Inc., a developer and marketer of pharmaceutical products for treatment of diseases of the eye and allergies, and, from 2004 to the present, has been a Commercial Relationships Committee Member for the Association for Research in Vision and Ophthalmology. Dr. Panigrahi received a B.A. from The Johns Hopkins University and a Masters in Medical Science and M.D. from The Medical College of Pennsylvania-Hahnemann School of Medicine.

Pursuant to the terms of the employment agreement dated April 12, 2010 between Dr. Panigrahi and the Company (the “Employment Agreement”), under which Dr. Panigrahi commenced employment with the Company effective April 29, 2010 (the “Commencement Date”), Dr. Panigrahi will be paid a base salary of Cdn $393,750 per year for his service as Senior Vice President, Research & Development and Chief Medical Officer of the Company, and will receive a signing bonus of Cdn $315,000, paid in an initial installment of Cdn $210,000 on the first payroll date following his Commencement Date, and a second installment of Cdn $105,000 on the first payroll date following the second anniversary of his Commencement Date. Dr. Panigrahi will also be eligible to receive an annual target cash incentive payment of 45% of his base salary and, subject to the approval of the Company’s Board of Directors, an option to purchase 300,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Toronto Stock Exchange on the grant date. The option will vest monthly in equal installments over three years from the grant date; provided that Dr. Panigrahi will not be entitled to exercise such option until he has successfully completed 6 months of employment with the Company and maintained an employment record of good standing during such time. Additionally, Dr. Panigrahi will receive relocation benefits, reimbursement of certain resignation costs for his resignation of his position with his previous employer, and perquisites afforded to employees of the Company. The foregoing does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.50 and which is incorporated herein by reference.

Pursuant to the terms of the change of control agreement dated April 12, 2010, and made effective on Dr. Panigrahi’s Commencement Date, between Dr. Panigrahi and the Company (the “Change of Control Agreement”), in the event of termination by the Company of Dr. Panigrahi’s employment without cause or by Dr. Panigrahi following the occurrence of a Triggering Event (as defined in the Change of Control Agreement) within a period of 24 months following a change of control of the Company, he will receive a severance payment equal to 18 months’ base salary, an annual cash incentive compensation entitlement (calculated as the greater of the amount as if 100% of the individual goals and corporate goals were met but not exceeded, or the entitlement which was available to Dr. Panigrahi as of immediately prior to the occurrence of a Triggering Event), certain health and retirement benefits or amounts in lieu thereof, and relocation expenses. For purposes of the Change of Control Agreement, a change of control includes a merger or other reorganization involving the Company in which the original shareholders of the Company own less than 65% of the resulting merged entity, an event in which any person acquires more than 35% of the voting securities of the Company, the sale of all or substantially all of the assets of the Company (other than to an affiliate of the Company or to an entity in which the Company’s shareholders held at least 65% of the voting securities prior to the sale), or a change in the majority of the directors constituting the Board of Directors of the Company over a period of 24 consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who have continuously been Board members since the beginning of such period or appointed or nominated for election as Board members during such period by at least a majority of the Board of Directors who have continuously been Board members since the beginning of such period. The foregoing does not purport to be a complete description of the Change of Control Agreement and is qualified in its entirety by reference to the Change of Control Agreement, a copy of which is attached hereto as Exhibit 10.51 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

Number	Description

10.50	Employment Agreement between QLT Inc. and Dipak Panigrahi, M.D. dated April 12, 2010, with employment commencing on April 29, 2010

10.51	Change of Control Agreement between QLT Inc. and Dipak Panigrahi, M.D. dated April 12, 2010 and effective April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.

Date: May 5, 2010

By:             /s/ Cameron Nelson
Name: Cameron Nelson
Title: Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.50	Employment Agreement between QLT Inc. and Dipak Panigrahi, M.D. dated April 12, 2010, with employment commencing on April 29, 2010

10.51	Change of Control Agreement between QLT Inc. and Dipak Panigrahi, M.D. dated April 12, 2010 and effective April 29, 2010